FIFTH AMENDMENT TO CREDIT AGREEMENT
THIS FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of August 7, 2020 by and among VERTEX ENERGY, INC., a Nevada corporation (“Parent”), VERTEX ENERGY OPERATING, LLC, a Texas limited liability company (the “Lead Borrower”), the other Borrowers signatory hereto, ENCINA BUSINESS CREDIT, LLC, as Agent, and the Lenders signatory hereto.
W I T N E S E T H:
WHEREAS, Parent, the Lead Borrower, the other Loan Parties, Agent and the Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of February 1, 2017 (as amended prior to the date hereof and as it may be further amended, restated, supplemented or modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement); and
WHEREAS, the Loan Parties have requested that the Agent and Lenders amend certain provisions of the Credit Agreement, and subject to the satisfaction of the conditions set forth herein, the Agent and the Lenders signatory hereto are willing to do so, on the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
1.Amendments to Credit Agreement. Upon satisfaction of the conditions set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

(a)
Section 1.01 of the Credit Agreement is hereby amended by (i) adding the following new defined terms in their proper alphabetical order and (ii) amending and restating certain existing defined terms as set forth below:

“Aggregate CapEx Term Loan Commitments” means the sum of the CapEx Term Loan Commitments of all the Lenders. As of the Fifth Amendment Date, the Aggregate CapEx Term Loan Commitments are $2,000,000.
“Applicable Percentage” means with respect to any Lender at any time, (a) with respect to the initial Term Loan, the percentage (carried out to the ninth decimal place) of the aggregate Outstanding Amount of initial Term Loans represented by the Outstanding Amount of each Lender’s initial Term Loan, (b) with respect to the Initial Delayed Draw Term Loan, prior to the Initial Delayed Draw Term Loan Commitment Expiration Date, the percentage (carried out to the ninth decimal place) of the Aggregate Initial Delayed Draw Term Loan Commitment represented by such Lender’s Initial Delayed Draw Term Loan Commitment at such time, (c) with respect to the Additional Delayed Draw Term Loan, prior to the Additional Delayed Draw Term Loan Commitment Expiration Date, the percentage (carried out to the ninth decimal place) of the Aggregate Additional Delayed Draw Term Loan Commitment represented by such Lender’s Additional Delayed Draw Term Loan Commitment at such time and (d) with respect to the CapEx Term Loan, prior to the CapEx Term Loan Commitment Expiration Date, the percentage (carried out to the ninth decimal place) of the Aggregate CapEx Term Loan Commitment represented by such Lender’s CapEx Term Loan Commitment at such time. The initial Applicable Percentage of each Lender with respect to the initial Term Loan, the Initial Delayed Draw Term Loan, the Additional Delayed Draw Term Loan and CapEx Loans is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the rate of interest in effect for such day as publicly announced from time to time by Reference Bank as its “prime rate”; (b) the Federal Funds Rate for such day, plus 0.50%; and (c) the LIBOR Rate for a one month interest period as determined on such day, plus 1.00% (and, if the highest such rate is below zero, the Base Rate shall be deemed to be zero). Any change in Reference Bank’s prime rate, the Federal Funds Rate or the LIBOR Rate, respectively, shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate.
“Borrowing” means a Term Loan Borrowing, a Delayed Draw Term Loan Borrowing or a CapEx Term Loan Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Agent’s Office is located and, if such day relates to any LIBOR Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market.
“CapEx Term Loan” has the meaning provided in Section 2.01(b)(iv).
“CapEx Term Loan Assets” means rolling stock assets used in the collection of used motor oil.
“CapEx Term Loan Borrowing” means a borrowing consisting of the CapEx Term Loans made by each of the Lenders pursuant to Section 2.01(b)(iv).
“CapEx Term Loan Commitment” has the meaning provided in Section 2.01(b)(iv).
“CapEx Term Loan Commitment Expiration Date” means the earliest of (a) the date on which the CapEx Term Loan Commitment is reduced to $0 following the CapEx Term Loan Borrowing on such date (b) immediately following the fourth CapEx Term Loan Borrowing and (c) the Maturity Date.
“CapEx Term Loan Funding Date” has the meaning set forth in Section 2.01(b)(iv).
“CapEx Term Loan Lender” means each Lender with a CapEx Term Loan Commitment.
“Commitment” means, as to each Lender, its obligation to (a) make an initial Term Loan to the Borrowers pursuant to Section 2.01(b)(i), (b) make an Initial Delayed Draw Term Loan to the Borrowers pursuant to Section 2.01(b)(ii), (c) make an Additional Delayed Draw Term Loan to the Borrowers pursuant to Section 2.01(b)(iii) and (d) make CapEx Loans to the Borrowers pursuant to Section 2.01(b)(iv), in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Fifth Amendment Date” means August 7, 2020.
“LIBOR Borrowing” means a CapEx Term Loan Borrowing comprised of LIBOR Rate Loans.

“LIBOR Rate” means, for any one month interest period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) for deposits in Dollars, for a one-month period, that appears on Bloomberg Screen US0003M (or the successor thereto) as the London interbank offered rate for deposits in Dollars as of 11:00 a.m., London time, as of two Business Days prior to the commencement of such interest period (provided, that, in no event shall such rate be less than 0.25%), which determination shall be made by Agent and shall be conclusive in the absence of manifest error.
“LIBOR Rate Loan” means a CapEx Term Loan that bears interest at a rate based on the LIBOR Rate.

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan (including a Delayed Draw Term Loan) or a CapEx Term Loan.
“Outstanding Amount” means with respect to the Term Loan or any CapEx Term Loan on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date.
“Required Lenders” means, as of any date of determination, (a) Lenders holding more than 50% of the sum of the Aggregate Initial Delayed Draw Term Loan Commitment then in effect, if any, the Aggregate Additional Delayed Draw Term Loan Commitment then in effect, if any, the Aggregate CapEx Term Loan Commitment then in effect, if any plus the Total Outstandings as of such date or (b) if the Aggregate Initial Delayed Draw Term Loan Commitments, Aggregate Additional Delayed Draw Term Loan Commitments and/or CapEx Term Loan Commitments have been terminated or expired, Lenders holding in the aggregate more than 50% of the Total Outstandings; provided that if there are two unaffiliated Lenders, Required Lenders must include both such Lenders; provided further that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

(b)	Section 2.01(b) of the Credit Agreement is hereby amended by adding a new subsection 2.01(b)(iv) immediately after Section 2.01(b)(iii) to read as follows:
“(iv) Subject to the terms and conditions set forth herein, each CapEx Term Loan Lender severally agrees to lend to the Borrowers, on the first Business Day following the Fifth Amendment Date or any Business Day thereafter until the CapEx Term Loan Commitment Expiration Date (each such date, a “CapEx Term Loan Funding Date”), an aggregate amount not to exceed the amount set forth opposite such Lender’s name in Schedule 2.01 under the heading “CapEx Term Loan Commitment” (such amount being referred to herein as such Lender’s “CapEx Term Loan Commitment”). Amounts borrowed under this Section 2.01(a)(iv) are referred to as an “CapEx Term Loan.” The CapEx Term Loan Commitment of each CapEx Term Loan Lender shall be reduced on the CapEx Term Loan Funding Date by the amount of such CapEx Term Loan Borrowing; provided, that there shall be no more than [four] CapEx Term Loan Funding Dates. Amounts borrowed as a CapEx Term Loan which are repaid or prepaid may not be reborrowed.”

(c)	Section 2.02(a) of the Credit Agreement is hereby amended and restated to read as follows:
“(a)    Each CapEx Term Loan Borrowing shall be made upon satisfaction of the conditions set forth in Section 4.03 and the Lead Borrower’s irrevocable notice to the Agent, which may be given by telephone. Each such notice must be received by the Agent not later than noon ten (10) days prior to the requested date of any such Borrowing. Each telephonic notice by the Lead Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Agent of a written Notice of Borrowing, appropriately completed and signed by a Responsible Officer of the Lead Borrower. Each CapEx Term Loan Borrowing shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or such lesser amount of the CapEx Term Loan Commitment as may remain on the final CapEx Term Loan Funding Date). Each Notice of Borrowing (whether telephonic or written) shall specify (i) the name of the applicable Borrower, (ii) the requested date of the Borrowing (which shall be a Business Day) and (iii) the principal amount of the Loans borrowed. All CapEx Term Loans shall be LIBOR Rate Loans (except as provided in Section 2.07).”

(d)	Section 2.02(c) of the Credit Agreement is hereby amended and restated to read as follows:
“(c)    Following receipt of a Notice of Borrowing, the Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Initial Delayed Draw Term Loan, Additional Delayed Draw Term Loan or CapEx Term Loan. Each Delayed Draw Term Loan Lender or CapEx Term Loan Lender, as applicable, shall make the amount of its Delayed Draw Term Loan or CapEx Term Loan available to the Agent in immediately available funds at the Agent’s Office not later than noon on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.01, in the case of the initial Term Loan Borrowing, Section 4.02, in the case of a Delayed Draw Term Loan Borrowing and Section 4.03 in the case of a CapEx Term Loan Borrowing, the Agent shall make all funds so received available to the Borrowers in like funds as received by the Agent either by (i) crediting the account of the Lead Borrower on the books of Encina with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Agent by the Lead Borrower.”

(e)	Section 2.04(b) of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof to read as follows:
“Notwithstanding anything herein to the contrary, the reinvestment rights set forth above shall not apply with respect to CapEx Term Loan Assets and any Prepayment Event arising from CapEx Term Loan Assets shall be applied in accordance with Section 2.04(c).

(f)	Section 2.04(c) of the Credit Agreement is hereby amended and restated to read as follows:
“(c)    Any prepayments pursuant to Section 2.04 (other than from proceeds of CapEx Term Loan Assets) shall be applied first, to the Term Loan (on a pro rata basis to the initial Term Loan and any Initial Delayed Draw Term Loan and any Additional Delayed Draw Term Loan, if applicable) to prepay all remaining installments thereof, pro rata against all such scheduled installments based upon the respective amounts thereof and second, to the CapEx Loans Term Loan (on a pro rata basis) to prepay all remaining installments thereof, pro rata against all such scheduled installments based upon the respective amounts thereof. Any prepayments pursuant to Section 2.04 in respect of proceeds of any CapEx Term Loan Asset shall be applied first, to the CapEx Term Loan advanced against such CapEx Term Loan Asset to prepay all remaining installments thereof, pro rata against all such scheduled installments based upon the respective amounts thereof, second, to all other CapEx Loans (on a pro rata basis) to prepay all remaining installments thereof, pro rata against all such scheduled installments based upon the respective amounts thereof, and third, to the Term Loan (on a pro rata basis to the initial Term Loan and any Initial Delayed Draw Term Loan and any Additional Delayed Draw Term Loan, if applicable) to prepay all remaining installments thereof, pro rata against all such scheduled installments based upon the respective amounts thereof.

(g)	Section 2.06(a) of the Credit Agreement is hereby amended and restated to read as follows:
“(a) With respect to each CapEx Term Loan Borrowing, the Borrowers shall repay such CapEx Term Loan Borrowing in equal installments on each Interest Payment Date immediately following such CapEx Term Loan Borrowing, in an amount equal to the amount of such CapEx Term Loan Borrowing multiplied by a fraction the numerator of which is one (1) and the denominator of which is forty-eight (48). To the extent not previously repaid, all CapEx Term Loans shall be paid in full by the Borrowers in Dollars on the Maturity Date.”

(h)	Section 2.07(a) of the Credit Agreement is hereby amended and restated to read as follows:
“(a)    Subject to the provisions of Section 2.07(b) below, the Term Loan shall bear interest on the outstanding principal amount thereof at the rate per annum indicated in the Pricing Grid and determined in accordance with the definition thereof and the CapEx Term Loans shall bear interest on the outstanding principal amount thereof at the rate per annum equal to the LIBOR Rate plus 7.00% (or, to the extent LIBOR Rate Loans are not available pursuant to Sections 3.02, 3.03 or 3.04, the Base Rate plus 6.00%) (the “Applicable Rate”).”

(i)	Section 2.09 of the Credit Agreement is hereby amended by adding the following new sentences to the end thereof to read as follows:
“All computations of interest when the Base Rate is determined by Reference Bank’s “prime rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest that are LIBOR Rate Loans shall be made on the basis of a 360-day year and actual days elapsed.”

(j)	Sections 3.02, 3.03 and 3.04(a) of the Credit Agreement are hereby amended and restated to read as follows:

“3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Rate Loans, or to determine or charge interest rates based upon the LIBOR Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Lead Borrower through the Agent, (i) any obligation of such Lender to make LIBOR Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans, the interest rate on which is determined by reference to the LIBOR Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the LIBOR Rate component of the Base Rate, in each case, until such Lender notifies the Agent and the Lead Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Agent), prepay or, if applicable, immediately convert all LIBOR Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Agent without reference to the LIBOR Rate component of the Base Rate), if such Lender may not lawfully continue to maintain such LIBOR Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the LIBOR Rate, the Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the LIBOR Rate component thereof until the Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the LIBOR Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.”
“3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any LIBOR Rate Loan that (a) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount of such LIBOR Rate Loan, (b) adequate and reasonable means do not exist for determining the LIBOR Rate with respect to a proposed LIBOR Rate Loan, or (c) the LIBOR Rate with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended and LIBOR Rate Loans shall be converted to Base Rate Loans, and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of the LIBOR Rate component in determining the Base Rate shall be suspended, in each case until the until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower may revoke any pending request for a Borrowing of LIBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.”

“3.04(a) Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Loan Parties will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.”

(k)	The Credit Agreement is hereby amended by adding a new Section 3.04(e) to the end thereof to read as follows:
“(e)    Reserves on LIBOR Rate Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Lead Borrower shall have received at least 10 days’ prior notice (with a copy to the Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.”

(l)	The Credit Agreement is hereby amended by adding a new Section 4.03 to the end thereof to read as follows:
“4.03    Conditions to each CapEx Term Loan Borrowing. The obligation of each CapEx Term Loan Lender to honor any Request for Credit Extension with respect to CapEx Term Loan Borrowing is subject to the following conditions precedent:

(a)    The representations and warranties of each Loan Party contained in Article V or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and (iii) for purposes of this Section 4.03, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)    No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Agent and shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)     No event or circumstance which could reasonably be expected to result in a Material Adverse Effect shall have occurred.
(e)    The Borrowers shall have provided and identified to the Agent, in detail reasonably satisfactory to the Agent, (i) the use of proceeds of such CapEx Term Loan Borrowing, which shall consist solely of the purchase of rolling stock assets used in the collection of used motor oil, (ii) appropriate back-up detail for such use of proceeds including copies of original vendor invoice and updated vehicle listings and (iii) evidence that that the proposed CapEx Term Loan Borrowing will not exceed 80% of the hard equipment cost set forth on such vendor invoice (which for the avoidance of doubt, shall exclude the value of any fixtures, furniture and equipment, miscellaneous lots, any “soft” costs included in the vendor invoice and any equipment subject to a security interest in favor of any Person other than Agent).
(f)    (i) For the 30 consecutive day period ending on the date of the CapEx Term Loan Borrowing, Borrowers shall have maintained daily Availability greater than $1,000,000 and (ii) after giving pro forma effect to such CapEx Term Loan Borrowing, Borrowers shall have Availability greater than $1,000,000.
(g)    The Borrowers shall have provided Agent with evidence satisfactory to Agent that Agent will have a first priority perfected lien in all rolling stock collection assets and other assets acquired with the CapEx Term Loans.
Each Request for Credit Extension submitted by the Lead Borrower shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in Sections 4.03 have been satisfied on and as of the date of the applicable Credit Extension.”

(m)	Section 7.11 of the Credit Agreement is hereby amended by adding the following new sentence to the end thereof to read as follows:
“Notwithstanding anything herein to the contrary, the proceeds of each CapEx Tern Loan Borrowing shall be used solely to fund the purchase of the assets described in the invoice delivered to Agent under Section 4.03(e).”

(n)	Section 11.01 of the Credit Agreement is hereby amended by adding a new subsection 11.01(o) to the end thereof to read as follows:

“(o) No amendment or waiver shall, unless signed by Agent and each CapEx Term Loan Lender directly affected thereby (or by Agent with the consent of each CapEx Term Loan Lender directly affected thereby in addition to the Required Lenders (or by Agent with the consent of the Required Lenders and Borrower Representative): (i) amend or waive compliance with the conditions precedent to the obligations of Lenders to make any CapEx Term Loan in Section 4.03; (ii) waive any Default or Event of Default for the purpose of satisfying the conditions precedent to the obligations of any CapEx Term Loan Lender to make any CapEx Term Loan in Section 4.03; or (iii) amend or waive this Section 10.01(o) or the definitions of the terms used in this Section 10.01(o) insofar as the definitions affect the substance of this Section 10.01(o).”

(o)	Schedule 2.01 of the Credit Agreement is amended by adding the following line items to the end thereof:
“CapEx Term Loan Commitment
Lender                 Amount Applicable Percentage
Encina Business Credit SPV, LLC $2,000,000 100%”

2.Conditions. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:
a.    the execution and delivery of this Agreement by each Loan Party, Agent and the Lenders;
b.    the truth and accuracy of the representations and warranties contained in Section 3 hereof; and
c.    the Borrowers shall have paid the Agent, for the ratable benefit of the CapEx Term Lenders, an amendment closing fee equal to $20,000.

3.Representations and Warranties. Each Loan Party hereby represents and warrants to Agent and each Lender as follows:

a.    the execution, delivery and performance by such Loan Party of this Agreement has been duly authorized by all necessary corporate or other organizational action, and does not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (i) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation of any Lien upon any asset of such Loan Party (other than Liens in favor of the Agent under the Security Documents); or (d) violate any Law;
b.    such Loan Party has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Credit Agreement, as amended hereby;
c.    this Agreement constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;
d.    after giving effect to this Agreement and the transactions contemplated hereby, each of the representations and warranties of such Loan Party contained herein, in Article V of the Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) in the case of any representation and warranty qualified by materiality, they shall be true and correct in all respects and (iii) for purposes of this Section 3(d), the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement; and
e.    after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing or would result from the transactions contemplated hereby.

4.No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall constitute a Loan Document.

5.Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 2, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, pdf or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.
6.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder or under any other Loan Document without the prior written consent of the Agent and each Lender.

7.Governing Law. This Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of Illinois.

8.Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.Section Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

10.Reaffirmation. Each of the Loan Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Loan Parties hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
11.Release of Claims.     In consideration of the Lenders’ and the Agent’s agreements contained in this Agreement, each Loan Party hereby irrevocably releases and forever discharge the Lenders and the Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date hereof.
12.Post-Closing Obligations.     Within 30 days after the date of this Agreement, the Loan Parties shall deliver to the Agent such amendments to the Mortgages and related documentation as Agent shall require.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

Lead Borrower:
VERTEX ENERGY OPERATING, LLC
By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer

Additional Borrowers: BANGO OIL LLC By: /s/ Chris Carlson Chris Carlson Chief Financial Officer	VERTEX RECOVERY MANAGEMENT LA, LLC By: /s/ Chris Carlson Chris Carlson Chief Financial Officer
VERTEX REFINING NV, LLC By: /s/ Chris Carlson Chris Carlson Chief Financial Officer	VERTEX REFINING LA, LLC By: /s/ Chris Carlson Chris Carlson Chief Financial Officer
VERTEX II GP, LLC By: /s/ Chris Carlson Chris Carlson Chief Financial Officer
VERTEX MERGER SUB, LLC By: /s/ Chris Carlson Chris Carlson Chief Financial Officer	VERTEX ACQUISITION SUB, LLC By: /s/ Chris Carlson Chris Carlson Chief Financial Officer
CEDAR MARINE TERMINALS, LP By: /s/ Chris Carlson Chris Carlson Chief Financial Officer	CROSSROAD CARRIERS, L.P. By: /s/ Chris Carlson Chris Carlson Chief Financial Officer
VERTEX RECOVERY, L.P. By: /s/ Chris Carlson Chris Carlson Chief Financial Officer	H&H OIL, L.P. By: /s/ Chris Carlson Chris Carlson Chief Financial Officer
VERTEX RECOVERY MANAGEMENT, LLC By: /s/ Chris Carlson Chris Carlson Chief Financial Officer

VERTEX ENERGY, INC., as Parent and as a Guarantor

By: /s/ Chris Carlson
Chris Carlson
Chief Financial Officer
AGENT:

ENCINA BUSINESS CREDIT, LLC, as Agent

By: /s/ Dan Ross
Daniel Ross
Title:    Its Duly Authorized Signatory

ENCINA BUSINESS CREDIT, LLC, as Agent

By: /s/ Dan Ross
Daniel Ross
Title:    Its Duly Authorized Signatory

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